UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
August 9, 2007
FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
Greensboro, North Carolina 27410
(Address of principal executive offices, including zip code)
(704) 688-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.
     First Charter Corporation (the “Registrant”), through its subsidiary, First Charter Bank (the “Bank”), owns a 100% participation interest in a portfolio of consumer residential construction loans (the “Loans”) originated by HomeBanc Mortgage Corporation (“HBMC”), a subsidiary of HomeBanc Corp. (“HomeBanc”). The Loans were purchased pursuant to certain agreed upon contractual parameters previously approved by the Bank. More specifically, the Loans were underwritten to the conforming loan standards of Freddie Mac and Fannie Mae. On August 9, 2007, HomeBanc, HBMC and various other affiliated entities filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy”).
     The Bank does not have any outstanding loans to HomeBanc or HBMC. Pursuant to various participation agreements between the Bank and HBMC, HBMC services the Loans for the benefit of the Bank and the Bank advances funds to, and receives payments from, the various borrowers under the Loans through HBMC. The Bankruptcy does not have any impact on the credit quality of the Loans or their collectability.
     As part of its normal operations, the Bank routinely services consumer residential construction loans, and, if necessary, the servicing of the Loans could be assumed by the Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHARTER CORPORATION
By:	/s/ Stephen J. Antal

Stephen J. Antal Executive Vice President, General Counsel, and Secretary Chief Financial Officer
Dated: August 13, 2007